FOR IMMEDIATE RELEASE

Kingstone Schedules 2023 First Quarter Financial Results Conference Call

Company Release - 4/21/2023 5:00 PM ET

KINGSTON, N.Y.--(BUSINESS WIRE)-- **Kingstone Companies, Inc. (Nasdaq: KINS)** (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, announced today that it will hold its First Quarter 2023 financial results conference call for analysts and investors on Friday, May 12, 2023, at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Thursday, May 11th.

The details of the conference call and webcast are as follows:
Date: Friday, May 12, 2023
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:

The call will be simultaneously webcast over the internet and can be accessed via the following link fifteen minutes prior to the call:

Kingstone Companies First Quarter 2023 Financial Results Webcast

The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

INVESTOR RELATIONS CONTACT:
Arielle Rothstein / Kaitlin Kikalo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449